Exhibit 10.17
AMENDMENT NO. 1 TO THE
AVIS BUDGET GROUP, INC.
NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN
December 8, 2022
This Amendment No. 1 (this “Amendment”) dated December 8, 2022, to the Avis Budget Group, Inc. Non-Employee Directors Deferred Compensation Plan, amended and restated as of January 1, 2019 (the “Plan”), has been approved by the board of directors of Avis Budget Group, Inc., a Delaware corporation (the “Company”).
AMENDMENT
Section 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Plan.
Section 2. Authority to Amend the Plan. The Plan is being amended pursuant to Section 9.1 of the Plan.
Section 3. Amendment to the Plan. The last paragraph of the definition of “Change in Control,” immediately following clause (d) therein, contained in Section 2.4 of the Plan, is hereby amended by deleting such paragraph in its entirety and replacing such paragraph with the following:
“Notwithstanding the foregoing, (a) a Change of Control shall not be deemed to occur for purposes of any payment hereunder unless such transaction also constitutes a “change in control event” for purposes of Section 409A of the Code, and (b) under no circumstances shall the acquisition or ownership by SRS Investment Management, LLC and/or its affiliates of stock of the Company constitute a Change of Control.”
Section 4. Effect of the Amendment. Except as expressly amended hereby, the Plan shall remain in full force and effect. Any reference to the Plan contained in any notice, request or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require. For the sake of clarity, this Amendment shall not be effective with respect to deferrals (and irrevocable deferral elections) made pursuant to the Plan prior to the date hereof, to the extent required to comply with Section 409A of the Code.
Section 5. Governing Law. This Amendment shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.
Section 6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

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